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                                                              Exhibit 21

                           SUBSIDIARIES OF REGISTRANT

1) One Valley Bank, National Association, a national banking association organized under the laws of the United States of America.

2) One Valley Bank of Huntington, Inc., a West Virginia banking corporation.

3) One Valley Bank of Mercer County, Inc., a West Virginia banking corporation.

4) One Valley Bank - East, National Association, a national banking association organized under the laws of the United States of America.

5)       One Valley Bank of Oak Hill, Inc., a West Virginia banking corporation.

6) One Valley Bank of Ronceverte, National Association, a national banking association organized under the laws of the United States of America.

7)       One Valley Bank, Inc., a West Virginia banking corporation.

8) One Valley Bank of Summersville, Inc., a West Virginia banking corporation.

9)       One Valley Bank - North, Inc., a West Virginia corporation.

10) One Valley Bank of Clarksburg, National Association, a national banking association organized under the laws of the United States of America.

11)      One Valley Bank, FSB, a federal savings bank.

12)      One Valley Bank-Central Virginia, a federal savings bank.

13)      One Valley Thrift, Inc., a West Virginia corporation.

14)      One Valley Square, Inc., a Texas corporation.